Exhibit 77(i)

DIREXION DAILY MSCI EUROPE CURRENCY HEDGED BULL 2X SHARES (HEGE)
DIREXION DAILY MSCI JAPAN CURRENCY HEDGED BULL 2X SHARES (HEGJ)

EACH A SERIES OF THE DIREXION SHARES ETF TRUST

Supplement dated April 25, 2016
to the Summary Prospectuses, Prospectus and
the Statement of Additional Information (“SAI”) dated February 29, 2016

Shares of the Direxion Daily MSCI Europe Currency Hedged Bull 2X Shares and the Direxion Daily MSCI Japan Currency Hedged Bull 2X Shares (each a “Fund” and collectively the “Funds”), will cease trading on the NYSE Arca, Inc. (“NYSE”) and will be closed to purchase by investors as of the close of regular trading on the NYSE on May 20, 2016 (the “Closing Date”). The Funds will not accept purchase orders after the Closing Date.

Shareholders may sell their holdings in each Fund prior to the Closing Date and customary brokerage charges may apply to these transactions. However, from May 23, 2016 through May 27, 2016 (the “Liquidation Date”), shareholders may be able to sell their shares only to certain broker-dealers and there is no assurance that there will be a market for each Fund’s shares during this time period. Between the Closing Date and the Liquidation Date, each Fund will be in the process of closing down and liquidating its portfolio. This process will result in each Fund increasing its cash holdings and, as a consequence, not tracking its underlying index, which may not be consistent with each Fund’s investment objective and strategy.

On or about the Liquidation Date, the Funds will liquidate their assets and distribute cash pro rata to all remaining shareholders who have not previously redeemed or exchanged their shares. These distributions are taxable events. In addition, these payments to shareholders will include accrued capital gains and dividends, if any. As calculated on the Liquidation Date, each Fund’s net asset value will reflect the costs of closing the Fund. Once the distributions are complete, the Funds will terminate.

Rafferty Asset Management, LLC (“Rafferty”), the Funds’ investment adviser, informed the Board of Trustees (the “Board”) of the Direxion Shares ETF Trust of its view that, due to low asset levels, each Fund could not continue to conduct its business and operations in an economically efficient manner, thereby hindering its ability to operate efficiently, and recommended each Fund’s closure and liquidation to the Board. The Board determined, after considering Rafferty’s recommendation, that it is in the best interests of each Fund and its shareholders to liquidate and terminate the Funds as described above.

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For more information, please contact the Funds at (866) 476-7523.

Please retain this Supplement with the Summary Prospectus, Prospectus and SAI.

DIREXION DAILY FTSE DEVELOPED MARKETS BULL 1.25X SHARES (LLDM)
DIREXION DAILY FTSE EMERGING MARKET BULL 1.25X SHARES (LLEM)
DIREXION S&P 500® VOLATILITY RESPONSE SHARES (VSPY)

EACH A SERIES OF THE DIREXION SHARES ETF TRUST

Supplement dated September 13, 2016

to the Summary Prospectuses, Prospectuses and
the Statements of Additional Information (“SAI”)

dated February 29, 2016, as last supplemented June 23, 2016 for the Direxion Daily FTSE Developed Markets Bull 1.25X Shares
and as last supplemented June 13, 2016 for the

Direxion Daily FTSE Emerging Markets Bull 1.25X Shares
and the Direxion S&P 500® Volatility Response Shares

Shares of the Direxion Daily FTSE Developed Markets Bull 1.25X Shares, Direxion Daily FTSE Emerging Markets Bull 1.25X Shares and the Direxion S&P 500® Volatility Response Shares (each a “Fund” and collectively the “Funds”) will cease trading on the NYSE Arca, Inc. (“NYSE”) and will be closed to purchase by investors as of the close of regular trading on the NYSE on October 7, 2016 (the “Closing Date”). The Funds will not accept purchase orders after the Closing Date.

Shareholders may sell their holdings in each Fund prior to the Closing Date and customary brokerage charges may apply to these transactions. However, from October 10, 2016, through October 14, 2016 (the “Liquidation Date”), shareholders may only be able to sell their shares to certain broker-dealers and there is no assurance that there will be a market for each Fund’s shares during this time period. Between the Closing Date and the Liquidation Date, each Fund will be in the process of closing down and liquidating its portfolio. This process will result in each Fund increasing its cash holdings and, as a consequence, not tracking its underlying index, which may not be consistent with each Fund’s investment objective and strategy.

On or about the Liquidation Date, the Funds will liquidate their assets and distribute cash pro rata to all remaining shareholders who have not previously redeemed or exchanged their shares. These distributions are taxable events. In addition, these payments to shareholders will include accrued capital gains and dividends, if any. As calculated on the Liquidation Date, each Fund’s net asset value will reflect the costs of closing the Fund. Once the distributions are complete, the Funds will terminate.

Rafferty Asset Management, LLC (“Rafferty”), the Funds’ investment adviser, informed the Board of Trustees (the “Board”) of the Direxion Shares ETF Trust of its view that each Fund could not continue to conduct its business and operations in an economically efficient manner over the long term due to each Fund’s inability to attract sufficient investment assets to maintain a competitive operating structure, thereby hindering its ability to operate efficiently, and recommended each Fund’s closure and liquidation to the Board. The Board determined, after considering Rafferty’s recommendation, that it is in the best interests of each Fund and its shareholders to liquidate and terminate the Funds as described above.

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For more information, please contact the Funds at (866) 476-7523.

Please retain this Supplement with your Summary Prospectus, Prospectus and SAI.

DIREXION SHARES ETF TRUST

DIREXION DAILY FTSE CHINA BEAR 3X SHARES (YANG)
DIREXION DAILY S&P OIL & GAS EXP. & PROD. BEAR 3X SHARES (DRIP)

Supplement dated February 19, 2016 to the

Summary Prospectuses, Prospectuses and Statements of Additional Information (“SAI”)

The Board of Trustees of the Direxion Shares ETF Trust (“Trust”) has approved, based on the recommendation of Rafferty Asset Management, LLC, the investment adviser to the Direxion Daily FTSE China Bear 3X Shares and Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 3X Shares (each a “Fund” and collectively the “Funds”), share splits of the issued and outstanding shares of the Funds.

After the close of the markets on March 23, 2016 (the “Payable Date”), each Fund will affect a split of its issued and outstanding shares as follows:

Fund Name	Forward Split Ratio	Approximate increase in total number of outstanding shares
Direxion Daily FTSE China Bear 3X Shares	4 for 1	400%
Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 3X Shares	4 for 1	400%

As a result of these share splits, shareholders of each Fund will receive an additional four shares for each share held of the applicable Fund as indicated in the table above. Accordingly, the number of each Fund’s issued and outstanding shares will increase by approximately 400%.

All share splits will apply to shareholders of record as of the close of the NYSE Arca, Inc. (“NYSE Arca”) on March 22, 2016, payable after the close of the NYSE Arca on the Payable Date. Shares of the Funds will begin trading on the NYSE Arca on a split-adjusted basis on March 24, 2016 (the “Ex-Date”). On the Ex-Date, the opening market value of each Fund’s issued and outstanding shares, and thus a shareholder’s investment value, will not be affected by the share split. However, the per share net asset value (“NAV”) and opening market price on the Ex-Date will be approximately one-fourth for the Funds. The table below illustrates the effect of a hypothetical four for one split on a shareholder’s investment.

4 for 1 Share Split

Period	# of Shares Owned	Hypothetical NAV	Total Market Value
Pre-Split	100	$40	$4,000
Post-Split	400	$10	$4,000

The Trust’s transfer agent will notify the Depository Trust Company (“DTC”) of the forward split and instruct DTC to adjust each shareholder’s investment(s) accordingly. DTC is the registered owner of the Funds’ shares and maintains a record of the Funds’ record owners.

The share splits will not result in a taxable transaction for holders of the Funds’ shares. No transaction fees will be imposed on shareholders in connection with the share splits.

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Please retain a copy of this Supplement with your Summary Prospectus, Prospectus and SAI.

DIREXION DAILY TOTAL MARKET BEAR 1X SHARES (TOTS)
A SERIES OF THE DIREXION SHARES ETF TRUST

Supplement dated June 21, 2016

to the Summary Prospectus, Prospectus and

Statement of Additional Information (“SAI”) dated February 29, 2016

Shares of the Direxion Daily Total Market Bear 1X Shares (the “Fund”), will cease trading on the NYSE Arca, Inc. (“NYSE”) and will be closed to purchase by investors as of the close of regular trading on the NYSE on July 15, 2016 (the “Closing Date”). The Fund will not accept purchase orders after the Closing Date.

Shareholders may sell their holdings in the Fund prior to the Closing Date and customary brokerage charges may apply to these transactions. However, from July 18, 2016, through July 22, 2016 (the “Liquidation Date”), shareholders may be able to sell their shares only to certain broker-dealers and there is no assurance that there will be a market for the Fund’s shares during this time period. Between the Closing Date and the Liquidation Date, the Fund will be in the process of closing down and liquidating its portfolio. This process will result in the Fund increasing its cash holdings and, as a consequence, not tracking its underlying index, which may not be consistent with the Fund’s investment objective and strategy.

On or about the Liquidation Date, the Fund will liquidate its assets and distribute cash pro rata to all remaining shareholders who have not previously redeemed or exchanged their shares. These distributions are taxable events. In addition, these payments to shareholders will include accrued capital gains and dividends, if any. As calculated on the Liquidation Date, the Fund’s net asset value will reflect the costs of closing the Fund. Once the distributions are complete, the Fund will terminate.

Rafferty Asset Management, LLC (“Rafferty”), the Fund’s investment adviser, informed the Board of Trustees (the “Board”) of the Direxion Shares ETF Trust of its view that, due to low asset levels, the Fund could not continue to conduct its business and operations in an economically efficient manner, thereby hindering its ability to operate efficiently, and recommended the Fund’s closure and liquidation to the Board. The Board determined, after considering Rafferty’s recommendation, that it is in the best interests of the Fund and its shareholders to liquidate and terminate the Fund as described above.

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For more information, please contact the Fund at (866) 476-7523.

Please retain this Supplement with the Summary Prospectus, Prospectus and SAI.

DIREXION SHARES ETF TRUST

DIREXION DAILY INDIA BULL 3X SHARES (INDL)
DIREXION DAILY S&P BIOTECH BULL 3X SHARES (LABU)
DIREXION DAILY BRAZIL BULL 3X SHARES (BRZU)
DIREXION DAILY LATIN AMERICA BULL 3X SHARES (LBJ)
DIREXION DAILY EMERGING MARKETS BULL 3X SHARES (EDC)
DIREXION DAILY RUSSIA BULL 3X SHARES (RUSL)
DIREXION DAILY S&P OIL & GAS EXP. & PROD. BULL 3X SHARES (GUSH)
DIREXION DAILY NATURAL GAS RELATED BULL 3X SHARES (GASL)

Supplement dated February 19, 2016 to the

Summary Prospectuses, Prospectuses and Statements of Additional Information (“SAI”)

The Board of Trustees of the Direxion Shares ETF Trust (“Trust”) has approved, based on the recommendation of Rafferty Asset Management, LLC, the investment adviser to the Direxion Daily India Bull 3X Shares, Direxion Daily S&P Biotech Bull 3X Shares, Direxion Daily Brazil Bull 3X Shares, Direxion Daily Latin America Bull 3X Shares, Direxion Daily Emerging Markets Bull 3X Shares, Direxion Daily Russia Bull 3X Shares, Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 3X Shares, and the Direxion Daily Natural Gas Related Bull 3X Shares (each a “Fund” and collectively the “Funds”), a reverse split of the issued and outstanding shares of the Funds.

After the close of the markets on March 23, 2016, the Funds will affect reverse splits of their issued and outstanding shares as follows:

Fund Name	Reverse Split Ratio	Approximate decrease in total number of outstanding shares
Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 3X Shares	1 for 10	90%
Direxion Daily Natural Gas Related Bull 3X Shares	1 for 10	90%
Direxion Daily India Bull 3X Shares	1 for 4	75%
Direxion Daily S&P Biotech Bull 3X Shares	1 for 4	75%
Direxion Daily Brazil Bull 3X Shares	1 for 4	75%
Direxion Daily Latin America Bull 3X Shares	1 for 4	75%
Direxion Daily Emerging Markets Bull 3X Shares	1 for 4	75%
Direxion Daily Russia Bull 3X Shares	1 for 4	75%

As a result of this reverse split, every ten or four shares of a Fund will be exchanged for one share as indicated in the table above. Accordingly, the total number of the issued and outstanding shares for the Funds will decrease by the approximate percentage indicated above. In addition, the per share net asset value (“NAV”) and next day’s opening market price will be approximately ten- or four-times higher for the Funds. Shares of the Funds will begin trading on the NYSE Arca, Inc. (“NYSE Arca”) on a split-adjusted basis on March 24, 2016.

The next day’s opening market value of the Funds’ issued and outstanding shares, and thus a shareholder’s investment value, will not be affected by the reverse split. The tables below illustrate the effect of a hypothetical one for ten and one for four reverse split anticipated for the Funds, as applicable and described above:

1 for 10 Reverse Split

Period	# of Shares Owned	Hypothetical NAV	Total Market Value
Pre-Split	120	$10	$1,200
Post-Split	12	$100	$1,200

1 for 4 Reverse Split

Period	# of Shares Owned	Hypothetical NAV	Total Market Value
Pre-Split	120	$10	$1,200
Post-Split	30	$40	$1,200

The Trust’s transfer agent will notify the Depository Trust Company (“DTC”) of the reverse split and instruct DTC to adjust each shareholder’s investment(s) accordingly. DTC is the registered owner of the Funds’ shares and maintains a record of the Funds’ record owners.

Redemption of Fractional Shares and Tax Consequences for the Reverse Split

As a result of the reverse split, a shareholder of a Fund’s shares potentially could hold a fractional share. However, fractional shares cannot trade on the NYSE Arca. Thus, a Fund will redeem for cash a shareholder’s fractional shares at the Fund’s split-adjusted NAV. Such redemption may have tax implications for those shareholders and a shareholder could recognize a gain or loss in connection with the redemption of the shareholder’s fractional shares. Otherwise, the reverse split will not result in a taxable transaction for holders of Fund shares. No transaction fee will be imposed on shareholders for such redemption.

“Odd Lot” Unit

Also as a result of the reverse split, the Funds will have outstanding one aggregation of less than 50,000 shares to make a creation unit, or an “odd lot unit.” Thus, the Funds will provide one authorized participant with a one-time opportunity to redeem the odd lot unit at the split-adjusted NAV or the NAV on such date the authorized participant seeks to redeem the odd lot unit.

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Please retain a copy of this Supplement with your Summary Prospectus, Prospectus and SAI.

DIREXION SHARES ETF TRUST

DIREXION DAILY GOLD MINERS INDEX BEAR 3X SHARES (DUST)
DIREXION DAILY JUNIOR GOLD MINERS INDEX BEAR 3X SHARES (JDST)

Supplement dated April 15, 2016 to the

Summary Prospectuses, Prospectus and Statement of Additional Information (“SAI”)
dated February 29, 2016

The Board of Trustees of the Direxion Shares ETF Trust (“Trust”) has approved, based on the recommendation of Rafferty Asset Management, LLC, the investment adviser to the Direxion Daily Gold Miners Index Bear 3X Shares and Direxion Daily Junior Gold Miners Index Bear 3X Shares (each a “Fund” and collectively the “Funds”), a reverse split of the issued and outstanding shares of the Funds.

After the close of the markets on May 17, 2016, the Funds will affect reverse splits of their issued and outstanding shares as follows:

Fund Name	Reverse Split Ratio	Approximate decrease in total number of outstanding shares
Direxion Daily Gold Miners Index Bear 3X Shares	1 for 10	90%
Direxion Daily Junior Gold Miners Index Bear 3X Shares	1 for 10	90%

As a result of this reverse split, every ten shares of a Fund will be exchanged for one share as indicated in the table above. Accordingly, the total number of the issued and outstanding shares for the Funds will decrease by the approximate percentage indicated above. In addition, the per share net asset value (“NAV”) and next day’s opening market price will be approximately ten-times higher for the Funds. Shares of the Funds will begin trading on the NYSE Arca, Inc. (“NYSE Arca”) on a split-adjusted basis on May 18, 2016.

The next day’s opening market value of the Funds’ issued and outstanding shares, and thus a shareholder’s investment value, will not be affected by the reverse split. The table below illustrates the effect of a hypothetical one for ten reverse split anticipated for the Funds, as applicable and described above:

1 for 10 Reverse Split

Period	# of Shares Owned	Hypothetical NAV	Hypothetical Market Value
Pre-Split	120	$10	$1,200
Post-Split	12	$100	$1,200

The Trust’s transfer agent will notify the Depository Trust Company (“DTC”) of the reverse split and instruct DTC to adjust each shareholder’s investment(s) accordingly. DTC is the registered owner of the Funds’ shares and maintains a record of the Funds’ record owners.

Redemption of Fractional Shares and Tax Consequences for the Reverse Split

As a result of the reverse split, a shareholder of a Fund’s shares potentially could hold a fractional share. However, fractional shares cannot trade on the NYSE Arca. Thus, a Fund will redeem for cash a shareholder’s fractional shares at the Fund’s split-adjusted NAV. Such redemption may have tax implications for those shareholders and a shareholder could recognize a gain or loss in connection with the redemption of the shareholder’s fractional shares.

Otherwise, the reverse split will not result in a taxable transaction for holders of Fund shares. No transaction fee will be imposed on shareholders for such redemption.

“Odd Lot” Unit

Also as a result of the reverse split, each Fund will have outstanding one aggregation of less than 50,000 shares to make a creation unit, or an “odd lot unit.” Thus, each Fund will provide one authorized participant with a one-time opportunity to redeem the odd lot unit at the split-adjusted NAV or the NAV on such date the authorized participant seeks to redeem the odd lot unit.

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Please retain a copy of this Supplement with your Summary Prospectus, Prospectus and SAI.

DIREXION SHARES ETF TRUST

DIREXION DAILY GOLD MINERS INDEX BULL 3X SHARES (NUGT)
DIREXION DAILY JUNIOR GOLD MINERS INDEX BULL 3X SHARES (JNUG)
DIREXION DAILY BRAZIL BULL 3X SHARES (BRZU)
DIREXION DAILY REAL ESTATE BULL 3X SHARES (DRN)
DIREXION DAILY 20+ YEAR TREASURY BULL 3X SHARES (TMF)

Supplement dated July 26, 2016 to the

Summary Prospectuses, Prospectuses and Statement of Additional Information (“SAI”)

The Board of Trustees of the Direxion Shares ETF Trust (“Trust”) has approved, based on the recommendation of Rafferty Asset Management, LLC, the investment adviser to the Direxion Daily Gold Miners Index Bull 3X Shares (NUGT), Direxion Daily Junior Gold Miners Index Bull 3X Shares (JNUG), Direxion Daily Brazil Bull 3X Shares (BRZU), Direxion Daily Real Estate Bull 3X Shares (DRN) and the Direxion Daily 20+ Year Treasury Bull 3X Shares (TMF) (each a “Fund” and collectively the “Funds”), share splits of the issued and outstanding shares of the Funds.

After the close of the markets on August 24, 2016 (the “Payable Date”), each Fund will affect a split of its issued and outstanding shares as follows:

Fund Name	Forward Split Ratio	Approximate increase in total number of outstanding shares
Direxion Daily Junior Gold Miners Index Bull 3X Shares (JNUG)	10 for 1	900%
Direxion Daily Gold Miners Index Bull 3X Shares (NUGT)	5 for 1	400%
Direxion Daily Brazil Bull 3X Shares (BRZU)	4 for 1	300%
Direxion Daily Real Estate Bull 3X Shares (DRN)	4 for 1	300%
Direxion Daily 20+ Year Treasury Bull 3X Shares (TMF)	4 for 1	300%

As a result of these share splits, shareholders of each Fund will receive four, five or ten shares for each share held of the applicable Fund as indicated in the table above. Accordingly, the number of each Fund’s issued and outstanding shares will increase by the approximate percentage indicated above.

All share splits will apply to shareholders of record as of the close of NYSE Arca, Inc. (the “NYSE Arca”) on August 23, 2016 (the “Record Date”), payable after the close of the NYSE Arca on the Payable Date. Shares of the Funds will begin trading on the NYSE Arca on a split-adjusted basis on August 25, 2016 (the “Ex-Date”). On the Ex-Date, the opening market value of each Fund’s issued and outstanding shares, and thus a shareholder’s investment value, will not be affected by the share split. However, the per share net asset value (“NAV”) and opening market price on the Ex-Date will be approximately one-fourth, one-fifth or one-tenth for the Funds. The tables below illustrate the effect of a hypothetical four-for-one, five-for-one and ten-for-one split on a shareholder’s investment.

4-for-1 Share Split

Period	# of Shares Owned	Hypothetical NAV	Total Market Value
Pre-Split	100	$40	$4,000
Post-Split	400	$10	$4,000

5-for-1 Share Split

Period	# of Shares Owned	Hypothetical NAV	Total Market Value
Pre-Split	100	$50	$5,000
Post-Split	500	$10	$5,000

10-for-1 Share Split

Period	# of Shares Owned	Hypothetical NAV	Total Market Value
Pre-Split	100	$100	$10,000
Post-Split	1,000	$10	$10,000

The Trust’s transfer agent will notify the Depository Trust Company (“DTC”) of the forward split and instruct DTC to adjust each shareholder’s investment(s) accordingly. DTC is the registered owner of the Funds’ shares and maintains a record of the Funds’ record owners.

The share splits will not result in a taxable transaction for holders of the Funds’ shares. No transaction fees will be imposed on shareholders in connection with the share splits.

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Please retain a copy of this Supplement with your Summary Prospectus, Prospectus and SAI.

DIREXION SHARES ETF TRUST

Direxion Daily FTSE Developed Markets Bull 1.25X Shares (LLDM)

Supplement dated June 23, 2016 to the
Summary Prospectus, Prospectus and Statement of Additional Information (“SAI”)
dated February 29, 2016, as last supplemented June 13, 2016

The Board of Trustees of the Direxion Shares ETF Trust (“Trust”) has approved a change in the investment objective, investment strategy and underlying index of the Direxion Daily FTSE Developed Markets Bull 1.25X Shares (the “Fund”).

Effective August 22, 2016, the underlying index for the Fund will change as shown in the table below and all references to the Current Index in the Summary Prospectus, Prospectus and SAI will be replaced with the New Index:

Fund Name	Current Index	New Index
Direxion Daily FTSE Developed Markets Bull 1.25X Shares	FTSE Developed ex North America Index	FTSE Developed All Cap ex US Index

Effective August 22, 2016, all descriptions of the Fund’s Current Index in the Fund’s Summary Prospectus, Prospectus and SAI will be replaced with the following description of the Fund’s New Index:

New Index Description

FTSE Developed All Cap ex US Index

The Index consists of the stocks of large-, mid- and small-capitalization companies in developed market countries excluding the United States. The Index is derived from the FTSE Global Equity Index Series (GEIS), which covers 98% of the world’s investable market capitalization. As of May 31, 2016, the Index included the following 24 countries: Australia, Austria, Belgium & Luxembourg, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Korea, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. Companies from Japan, the United Kingdom, Canada, France, Germany, Switzerland and Australia represented the largest percentages in the Index.

As of May 31, 2016, the Index was comprised of 3,710 companies with an average market capitalization of $4.2 billion and a median market capitalization of $989 million. Component securities had capitalizations ranging from $31 million to $227.7 billion as of May 31, 2016. As of May 31, 2016, the Index was concentrated in the financials, consumer goods and industrials sectors.

In addition, in the summary section of the Fund’s Summary Prospectus and on page 26 of the statutory Prospectus, the paragraph immediately following the table under “Principal Investment Risks - Effects of Compounding and Market Volatility Risk” is replaced with the following:

The Index’s annualized historical volatility rate from December 31, 2012 (the inception date of the Index) through December 31, 2015 was 10.83%. The Index’s highest volatility rate for any one calendar year during the period from December 31, 2012 through December 31, 2015 was 12.97% and volatility for a shorter period of time may have been substantially higher. The Index’s annualized performance for the period from December 31, 2012 through December 31, 2015 was 9.36%. Historical Index volatility and performance are not indications of what the Index volatility and performance will be in the future. The volatility of ETFs or instruments that reflect the value of the Index, such as swaps, may differ from the volatility of the Index.

Also, in the summary section of the Fund’s Summary Prospectus under “Principal Investment Risks,” and in the statutory Prospectus under “Additional Information Regarding Principal Risks” on page 58, the following risk is added and the Technology and Telecommunications Sectors Risk is removed.

Consumer Goods Sector Risk - The Fund invests in, and/or has exposure to, the securities of companies in the consumer goods sector. Because companies in the consumer goods sector manufacture products, the success of these companies is tied closely to the performance of the overall domestic and international economy, interest rates, competition and consumer confidence. Additionally, government regulation, including new laws, affecting the permissibility of using various production methods or other types of inputs such as materials, may adversely impact companies in the consumer goods industry. Changes or trends in commodity prices, which may be influenced or characterized by unpredictable factors may adversely impact companies in the consumer goods sector.

Finally, on page 54 of the statutory Prospectus, in the section titled “Additional Information Regarding Investment Techniques and Policies - Market Volatility,” the table titled “Table 2 – Historic Volatility of each Fund’s Benchmark Index” is revised as follows to include the New Index’s annualized volatility rate for the five- year period ended December 31, 2015:

Index	5-Year Historical Volatility Rate
FTSE Developed All Cap ex US Index (Inception Date: December 31, 2012)	9.36%

For more information, please contact the Funds at (866) 476-7523.

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Please retain a copy of this Supplement with your Summary Prospectus, Prospectus and SAI.

DIREXION SHARES ETF TRUST

Direxion Daily FTSE Europe Bull 3X Shares (EURL)

Supplement dated June 23, 2016 to the

Summary Prospectus, Prospectus and Statement of Additional Information (“SAI”)
dated February 29, 2016, as last supplemented June 13, 2016

The Board of Trustees of the Direxion Shares ETF Trust (“Trust”) has approved a change in the investment objective, investment strategy and underlying index of the Direxion Daily FTSE Europe Bull 3X Shares (the “Fund”).

Effective August 22, 2016, the underlying index for the Fund will change as shown in the table below and all references to the Current Index in the Summary Prospectus, Prospectus and SAI will be replaced with the New Index:

Fund Name	Current Index	New Index
Direxion Daily FTSE Europe Bull 3X Shares	FTSE Developed Europe Index	FTSE Developed Europe All Cap Index

Effective August 22, 2016, all descriptions of the Fund’s Current Index in the Fund’s Summary Prospectus, Prospectus and SAI will be replaced with the following description of the New Index:

New Index Description

FTSE Developed Europe All Cap Index

The Index is a market capitalization weighted index that is designed to measure the equity market performance of large-, mid- and small-cap companies in developed markets in Europe. As of May 31, 2016, the Index consisted of the following 16 developed market countries: Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom. As of May 31, 2016, the Index had an average market capitalization of $7.1 billion and a median market capitalization of $1.9 billion. As of May 31, 2016, the Index included companies with capitalizations ranging from $63 million to $227.7 billion. As of May 31, 2016, the Index was concentrated in the financials sector.

In addition, in the summary section of the Fund’s Summary Prospectus and on page 107 of the statutory Prospectus, the paragraph immediately following the table under “Principal Investment Risks - Effects of Compounding and Market Volatility Risk” is replaced with the following:

The Index’s annualized historical volatility rate for the period from December 31, 2012 (the inception date of the Index) through December 31, 2015 was 14.75%. The Index’s highest volatility rate for any one calendar year for the period from December 31, 2012 through December 31, 2015 was 17.17% and volatility for a shorter period of time may have been substantially higher. The Index’s annualized performance for the period from December 31, 2012 through December 31, 2015 was 5.67%. Historical Index volatility and performance are not indications of what the Index volatility and performance will be in the future. The volatility of ETFs or instruments that reflect the value of the Index, such as swaps, may differ from the volatility of the Index.

Also, in the summary section of the Fund’s Summary Prospectus under “Principal Investment Risks,” and in the statutory Prospectus under “Additional Information Regarding Principal Risks” on page 611, the Industrials Sector Risk is removed for the Fund.

Finally, on page 606 of the statutory Prospectus, in the section titled “Additional Information Regarding Investment Techniques and Policies - Market Volatility,” the table titled “Table 2 – Historic Volatility of the Fund’s Benchmark Index” is revised as follows to include the New Index’s annualized volatility rate for the five- year period ended December 31, 2015:

Index	5-Year Historical Volatility Rate
FTSE Developed Europe All Cap Index (Inception Date: December 31, 2012)	14.75%

For more information, please contact the Funds at (866) 476-7523.

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Please retain a copy of this Supplement with your Summary Prospectus, Prospectus and SAI.

DIREXION SHARES ETF TRUST

Direxion Daily Regional Banks Bull 3X Shares (DPST)
Direxion Daily Regional Banks Bear 3X Shares (WDRW)
Direxion Daily Retail Bull 3X Shares (RETL)

Supplement dated September 30, 2016 to the
Summary Prospectuses, Prospectus and Statement of Additional Information (“SAI”)
dated February 29, 2016, as last supplemented June 13, 2016

The Board of Trustees of the Direxion Shares ETF Trust (“Trust”) has approved changes to the investment objective, investment strategy and underlying index of the Direxion Daily Regional Banks Bull 3X Shares, Direxion Daily Regional Banks Bear 3X Shares (collectively the “Regional Banks Funds”) and the Direxion Daily Retail Bull 3X Shares (the “Retail Fund”) (each a “Fund” and collectively the “Funds”).

Effective December 1, 2016, the Funds’ underlying indices will change as shown in the table below and all references to each Fund’s Current Index in the Summary Prospectuses, Prospectus and SAI will be replaced with the corresponding New Index:

Fund Name	Current Index	New Index
Direxion Daily Regional Banks Bull 3X Shares	Solactive US Regional Bank Index	S&P Regional Banks Select Industry Index
Direxion Daily Regional Banks Bear 3X Shares	Solactive US Regional Bank Index	S&P Regional Banks Select Industry Index
Direxion Daily Retail Bull 3X Shares	Russell 1000® Retail Index	S&P Retail Select Industry Index

Regional Banks Funds

Effective December 1, 2016, all descriptions of the Regional Banks Funds’ Current Index in the Funds’ Summary Prospectuses, Prospectus and SAI will be replaced with the following description of the New Index:

New Index Description

S&P Regional Banks Select Industry Index

The Index is a modified equal-weighted index that is designed to measure performance of the stocks comprising the S&P Total Market Index that are classified in the Global Industry Classification Standard (GICS) regional banks sub-industry. To be eligible for inclusion in the Index, stocks must satisfy one of the two following combined size and liquidity criteria: (1) float-adjusted market capitalization above $500 million and float-adjusted liquidity ratio above 90% or (2) float-adjusted market capitalization above $400 million and float-adjusted liquidity ratio above 150%. The Index is rebalanced quarterly. As of July 29, 2016, the Index had 100 constituents. As of July 29, 2016, the Index had a median market capitalization of $2.2 billion and included companies with market capitalizations ranging from $466 million to $41.3 billion. As of July 29, 2016, the Index was concentrated in the financials sector.

In addition, on page 5 of each Regional Banks Fund’s Summary Prospectus and on pages 225 and 233 of the statutory Prospectus, the paragraph immediately following the table under “Principal Investment Risks - Effects of Compounding and Market Volatility Risk” is replaced with the following:

The Index’s annualized historical volatility rate for the period from September 9, 2011 (the inception date of the Index) through December 31, 2015 was 23.77%. The Index’s highest volatility rate for any one calendar year for the period from September 9, 2011 through December 31, 2015 was 37.50% and volatility for a shorter period of time may have been substantially higher. The Index’s annualized performance for the period from September 9, 2011 through December 31, 2015 was 11.07%. Historical Index volatility and performance are not indications of what the Index volatility and performance will be in the future. The volatility of ETFs or instruments that reflect the value of the Index, such as swaps, may differ from the volatility of the Index.

Retail Fund

Effective December 1, 2016, all descriptions of the Retail Fund’s Current Index in the Fund’s Summary Prospectus, Prospectus and SAI will be replaced with the following description of the New Index:

New Index Description

S&P Retail Select Industry Index

The Index is a modified equal-weighted index that is designed to measure performance of the stocks comprising the S&P Total Market Index that are classified in the Global Industry Classification Standard (GICS) retail sub-industry. To be eligible for inclusion in the Index, stocks must satisfy one of the two following combined size and liquidity criteria: (1) float-adjusted market capitalization above $500 million and float-adjusted liquidity ratio above 90% or (2) float-adjusted market capitalization above $400 million and float-adjusted liquidity ratio above 150%. The Index is rebalanced quarterly. As of July 29, 2016, the Index had 95 constituents. As of July 29, 2016, the Index had a median market capitalization of $3.0 billion and included companies with capitalizations ranging from $337 million to $358 billion. As of July 29, 2016, the Index was concentrated in the consumer discretionary sector.

In addition, on page 4 of the Retail Fund’s Summary Prospectus and on page 239 of the statutory Prospectus, the paragraph immediately following the table under “Principal Investment Risks - Effects of Compounding and Market Volatility Risk” is replaced with the following:

The Index’s annualized historical volatility rate for the five-year period ended December 31, 2015 was 19.30%. The Index’s highest volatility rate for any one calendar year during the five-year period was 28.89% and volatility for a shorter period of time may have been substantially higher. The Index’s annualized performance for the five-year period ended December 31, 2015 was 13.79%. Historical Index volatility and performance are not indications of what the Index volatility and performance will be in the future. The volatility of ETFs or instruments that reflect the value of the Index, such as swaps, may differ from the volatility of the Index.

Additionally, on page 2 of the summary section of the Retail Fund’s Summary Prospectus under “Principal Investment Risks,” and on page 237 of the Retail Fund’s statutory Prospectus, the following risk is added:

Consumer Discretionary Sector Risk — The Fund may invest in, and/or have exposure to, the securities of companies in the consumer discretionary sector. Because companies in the consumer discretionary sector manufacture products and provide discretionary services directly to the consumer, the success of these companies is tied closely to the performance of the overall domestic and international economy, interest rates, competition and consumer confidence. Success depends heavily on disposable household income and consumer spending. Changes in demographics and consumer tastes also can affect the demand for, and success of, consumer discretionary products in the marketplace.

Finally, on page 606 of the statutory Prospectus, in the section titled “Additional Information Regarding Investment Techniques and Policies - Market Volatility,” the table titled “Table 2 – Historic Volatility of each Fund’s Benchmark Index” is revised as follows to include the New Indices’ annualized volatility rates for the five-year period ended December 31, 2015:

Index	5-Year Historical Volatility Rate
S&P Regional Banks Select Industry Index (Inception Date: September 9, 2011)	23.77%
S&P Retail Select Industry Index	19.30%

For more information, please contact the Funds at (866) 476-7523.

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Please retain a copy of this Supplement with your Summary Prospectus, Prospectus and SAI.

DIREXION SHARES ETF TRUST

Direxion Daily India Bull 3X Shares (INDL)

Supplement dated November 4, 2016 to the

Summary Prospectus, Prospectus and Statement of Additional Information (“SAI”)
dated February 29, 2016, as last supplemented September 30, 2016

The Board of Trustees of the Direxion Shares ETF Trust (“Trust”) has approved changes to the name, investment objective, investment strategy and underlying index of the Direxion Daily India Bull 3X Shares (the “Fund”).

Effective January 3, 2017, the Fund’s name and underlying index will change as shown in the table below and all references to the Fund’s Current Name and Current Index in the Summary Prospectus, Prospectus and SAI will be replaced with the New Fund Name and New Index:

Current Fund Name	Current Index	New Fund Name	New Index
Direxion Daily India Bull 3X Shares	Indus India Index	Direxion Daily MSCI India Bull 3X Shares	MSCI India Index

Effective January 3, 2017, all descriptions of the Fund’s Current Index in the Fund’s Summary Prospectus, Prospectus and SAI will be replaced with the following description of the New Index:

New Index Description

MSCI India Index

The Index is provided by MSCI Inc. (the “Index Provider”). The Index is designed to measure the performance of the large- and mid-capitalization equity securities of the Indian market. Securities are selected based on the MSCI Global Investable Indexes Methodology as defined by the Index Provider. All component securities in the Index are classified per the Global Industry Classification Standard (GICS). The Index is reviewed quarterly and rebalanced semi-annually. As of September 30, 2016, the Index had 74 constituents. As of September 30, 2016, the Index had a median market capitalization of $2.6 billion and included companies with market capitalizations ranging from $687 million to $31.4 billion. As of September 30, 2016, the Index was concentrated in the information technology and financials sectors.

In addition, on page 5 of the Fund’s Summary Prospectus and on page 115 of the Fund’s statutory Prospectus, the paragraph immediately following the table under “Principal Investment Risks - Effects of Compounding and Market Volatility Risk” is replaced with the following:

The Index’s annualized historical volatility rate for the five-year period ended December 31, 2015 was 21.51%. The Index’s highest volatility rate for any one calendar year during the five-year period was 25.42% and volatility for a shorter period of time may have been substantially higher. The Index’s annualized performance for the five-year period ended December 31, 2015 was - 2.41%. Historical Index volatility and performance are not indications of what the Index volatility and performance will be in the future. The volatility of ETFs or instruments that reflect the value of the Index, such as swaps, may differ from the volatility of the Index.

Also, on pages 3, 5 and 6 of the Fund’s Summary Prospectus under “Principal Investment Risks,” and on pages 112, 115 and 116 of the Fund’s statutory Prospectus, the Consumer Staples Sector Risk, Healthcare Sector Risk and Industrials Sector Risk are removed for the Fund.

Finally, on page 606 of the statutory Prospectus, in the section titled “Additional Information Regarding Investment Techniques and Policies - Market Volatility,” the table titled “Table 2 – Historic Volatility of each Fund’s Benchmark Index” is revised as follows to include the New Index’s annualized volatility rate for the five- year period ended December 31, 2015:

Index	5-Year Historical Volatility Rate
MSCI India Index	21.51%

For more information, please contact the Fund at (866) 476-7523.

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Please retain a copy of this Supplement with your Summary Prospectus, Prospectus and SAI.

DIREXION SHARES ETF TRUST

Direxion Zacks MLP High Income Shares (ZMLP)

Supplement dated September 9, 2016 to the
Summary Prospectus dated February 29, 2016, and the
Prospectus and Statement of Additional Information (“SAI”)
dated February 29, 2016, as last supplemented June 13, 2016

Effective September 12, 2016, in connection with a change in the name of its underlying index, the name of the Direxion Zacks MLP High Income Shares (the “Fund”) will be change as shown in the table below.

Current Name	New Name
Direxion Zacks MLP High Income Shares	Direxion Zacks MLP High Income Index Shares

The name of the underlying index for the Fund will change as shown in the table below, and all references to the Current Index in the Summary Prospectus, Prospectus and SAI will be replaced with the New Index:

Current Index	New Index
Zacks MLP Index	Zacks MLP High Income Index

For more information, please contact the Funds at (866) 476-7523.

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Please retain a copy of this Supplement with your Summary Prospectus, Prospectus and SAI.

DIREXION SHARES ETF TRUST

Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 3X Shares (DRIP)
Direxion Daily Gold Miners Index Bear 3X Shares (DUST)

Direxion Daily Junior Gold Miners Index Bear 3X Shares (JDST)
Direxion Daily Natural Gas Related Bear 3X Shares (GASX)

Supplement dated July 26, 2016 to the
Summary Prospectuses, Prospectus and Statement of Additional Information (“SAI”)

The Board of Trustees of the Direxion Shares ETF Trust (“Trust”) has approved, based on the recommendation of Rafferty Asset Management, LLC, the investment adviser to the Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 3X Shares (DRIP), Direxion Daily Gold Miners Index Bear 3X Shares (DUST), Direxion Daily Junior Gold Miners Index Bear 3X Shares (JDST) and the Direxion Daily Natural Gas Related Bear 3X Shares (GASX) (each a “Fund” and collectively the “Funds”), a reverse split of the issued and outstanding shares of the Funds.

After the close of the markets on August 24, 2016, the Funds will affect reverse splits of their issued and outstanding shares as follows:

Fund Name	Reverse Split Ratio	Approximate decrease in total number of outstanding shares
Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 3X Shares (DRIP)	1 for 5	80%
Direxion Daily Gold Miners Index Bear 3X Shares (DUST)	1 for 5	80%
Direxion Daily Junior Gold Miners Index Bear 3X Shares (JDST)	1 for 5	80%
Direxion Daily Natural Gas Related Bear 3X Shares (GASX)	1 for 4	75%

As a result of this reverse split, every four or five shares of a Fund will be exchanged for one share as indicated in the table above. Accordingly, the total number of the issued and outstanding shares for the Funds will decrease by the approximate percentage indicated above. In addition, the per share net asset value (“NAV”) and next day’s opening market price will be approximately four- or five-times higher for the Funds. Shares of the Funds will begin trading on the NYSE Arca, Inc. (the “NYSE Arca”) on a split-adjusted basis on August 25, 2016.

The next day’s opening market value of the Funds’ issued and outstanding shares, and thus a shareholder’s investment value, will not be affected by the reverse split. The table below illustrates the effect of a hypothetical one-for-four or one-for-five reverse split anticipated for the Funds, as applicable and described above:

1-for-4 Reverse Split

Period	# of Shares Owned	Hypothetical NAV	Total Market Value
Pre-Split	120	$10	$1,200
Post-Split	30	$40	$1,200

1-for-5 Reverse Split

Period	# of Shares Owned	Hypothetical NAV	Total Market Value
Pre-Split	120	$10	$1,200
Post-Split	24	$50	$1,200

The Trust’s transfer agent will notify the Depository Trust Company (“DTC”) of the reverse split and instruct DTC to adjust each shareholder’s investment(s) accordingly. DTC is the registered owner of the Funds’ shares and maintains a record of the Funds’ record owners.

Redemption of Fractional Shares and Tax Consequences for the Reverse Split

As a result of the reverse splits, a shareholder of a Fund’s shares potentially could hold a fractional share. However, fractional shares cannot trade on the NYSE Arca. Thus, a Fund will redeem for cash a shareholder’s fractional shares at the Fund’s split-adjusted NAV as of the Record Date. Such redemption may have tax implications for those shareholders and a shareholder could recognize a gain or loss in connection with the redemption of the shareholder’s fractional shares. Otherwise, the reverse splits will not result in a taxable transaction for holders of Fund shares. No transaction fee will be imposed on shareholders for such redemption.

“Odd Lot” Unit

Also as a result of the reverse splits, each Fund may have outstanding one aggregation of less than 50,000 shares to make a creation unit, or an “odd lot unit.” Thus, each Fund will provide one authorized participant with a one-time opportunity to redeem the odd lot unit at the split-adjusted NAV or the NAV on such date the authorized participant seeks to redeem the odd lot unit.

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Please retain a copy of this Supplement with your Summary Prospectus, Prospectus and SAI.